Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on May 26, 2021, by and among Locust Walk Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and eFFECTOR Therapeutics, Inc., a Delaware corporation (“eFFECTOR”), are, together with the other parties thereto, entering into a definitive agreement and plan of merger (as amended, modified, supplemented or waived from time to time, the “Merger Agreement” and the transactions contemplated by the Merger Agreement to be completed on and prior to the closing date thereof, the “Transactions”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, effective as of the closing of the Transactions, a wholly-owned subsidiary of the Company will merge with and into eFFECTOR, with eFFECTOR continuing as the surviving corporation and as a wholly-owned subsidiary of the Company;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transactions, that number of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into other subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) under the Securities Act) (the “Other Subscribers” and together with Subscriber, the “Subscribers”) in a form substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to purchase additional Class A Common Shares on the closing date of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.    Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2.    Closing.

(a)    The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Transactions.

(b)    At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee or custodian, as applicable, in accordance with its delivery instructions), and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian, as applicable) as the owner of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transactions does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than two (2) Business Days after the Closing Outside Date) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c)    The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any U.S. jurisdiction, or initiation of any proceedings for any of such purposes, shall have occurred and be continuing, and the Company shall have filed with the Nasdaq Stock Market LLC (“Nasdaq”)

an application or supplemental listing application for the listing of the Subscribed Shares, and Nasdaq shall not have raised any objection with respect thereto;

(ii)

all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including all necessary approvals of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Merger Agreement) or waived by the applicable party or parties to the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and the closing of the Transactions shall occur substantially concurrently with or immediately following the Closing; and

(iii)

no court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)    In addition to the conditions set forth in Section 2(c), the obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all respects (other than representations and warranties that are qualified as to Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in a Subscriber Material Adverse Effect; and

(ii)	Subscriber shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e)    In addition to the conditions set forth in Section 2(c), the obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects

(other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all respects (other than representations and warranties that are qualified as to Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in a Company Material Adverse Effect; and

(ii)

the Company shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(f)    Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested by the Company in order for the Company to issue the Subscribed Shares to Subscriber.

Section 3.    Company Representations and Warranties. The Company represents and warrants to Subscriber and the Placement Agents, as of the date hereof and the Closing Date, that:

(a)    The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby or in the Merger Agreement, including the issuance and sale of the Subscribed Shares and the consummation of the Transactions.

(b)    The Subscribed Shares are duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by contract, or the laws of its jurisdiction of incorporation.

(c)    This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)    The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Company; or (iii) assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e)    Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) notice filings required by applicable state securities laws, (ii), the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by Nasdaq, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transactions as provided under the Merger Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

(f)    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act, is required for the offer and sale of the Subscribed Shares by the Company to Subscriber, and the Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(g)    Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

(h)    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Except for each of Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated, as co-lead placement agent, and Locust Walk Securities, as placement agent (collectively, the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(i)    As of their respective dates, all reports required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC” or the Commission”) (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as a result of accounting changes required by the SPAC Warrant Statement (defined below), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Other than the Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021 (the “Q1 Report”), the Company has timely filed each periodic report that the Company was required to file with the SEC since inception. On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC issued a statement regarding the accounting and reporting considerations for warrants issued by Special Purpose Acquisition Companies (the “SPAC Warrant Statement”). In light of the SPAC Warrant Statement, the Company evaluated the warrants it issued in its initial public offering (the “IPO Warrants”) and concluded that it should have classified the IPO Warrants as derivative liabilities rather than as components of equity in its previous SEC filings and has concluded that the failure to characterize the IPO warrants as derivative liabilities constitutes a material weakness. The Company failed to file the Q1 Report prior to the filing deadline due to the challenges inherent in evaluating the impact of the SPAC Warrant Statement on the Company’s financial statements. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(j)    As of the date hereof, the issued and outstanding Class A Common Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq under the symbol “LWAC” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Company’s shares on Nasdaq or to deregister the shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act. The Company may receive a deficiency notice from Nasdaq if the Company does not file the Q1 Report before Nasdaq sends such a notice.

(k)    Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) legal action, suit, claim or other legal proceeding pending with any court or arbitral body of competent jurisdiction, or, to the knowledge of the Company, threatened against the Company or (ii) any outstanding judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(l)    The Company (i) is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) has not received any written communication from a governmental entity alleging that the Company is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m)    As of the date hereof and as of immediately prior to the Transactions, the authorized capital stock of the Company is 111,000,000 shares, consisting of (a) 100,000,000 Class A Common Shares, (b) 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Existing Class B Shares”), and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 18,045,000 Class A Common Shares are issued and outstanding; (iii) 4,511,250 shares of Existing Class B Shares are issued and outstanding; (iv) 181,667 warrants to purchase 181,667 Class A Common Shares (the “Private Placement Warrants”) are outstanding and (v) 5,833,333 warrants to purchase 5,833,333 Class A Common Shares (the “Public Warrants”) are outstanding. All (A) issued and outstanding Class A Common Shares and Existing Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Private Placement Warrants and Public Warrants have been duly authorized and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A Common Shares or shares of Class B common stock, or any other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests.

(n)    The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)    Other than the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, the Company has not entered into any side letter or similar agreement with any Other Investor in connection with such investor’s investment in the Class A Common Shares, and no Other Subscription Agreement includes terms and conditions that are materially more favorable to any such Other Investor than Investor hereunder, and such Other Subscription Agreements reflect the same Per Share Price. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

Section 4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agents, as of the date hereof and the Closing Date, that:

(a)    Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)    The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). Subscriber understands and acknowledges that the purchase and sale of the Subscribed Shares hereunder meets (i) the exemption from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e)    Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)    Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, eFFECTOR, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided to Subscriber was based on forward-looking statements, and such forward-looking statements were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber understands and acknowledges that Credit Suisse is also acting as an equity capital markets and financial advisor to eFFECTOR in relation to the Transactions. Subscriber also understands that Locust Walk Partners, LLC (“Locust Walk Partners”), a Delaware limited liability company, (i) is affiliated with certain members of the Company’s management team, (ii) is the manager of Locust Walk Sponsor, LLC, a Delaware limited liability company that is the sponsor of the Company and (iii) assisted the Company in its identification of merger targets, including eFFECTOR. Subscriber understands and acknowledges that Credit Suisse’s role as equity capital markets and financial advisor to eFFECTOR and Locust Walk Partners’ affiliation with certain members of management of the Company, management of the Company’s sponsor and role in assisting the Company source eFFECTOR as a target may give rise to potential conflicts of interest or the appearance thereof. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Subscribed Shares. In connection with the issuance and sale of the Subscribed Shares, none of the Placement Agents or any of their respective affiliates have acted as a financial advisor or fiduciary to any Subscriber. No recommendation or investment advice has been provided nor has any other action been solicited from the Subscriber by the Placement Agents with respect to the offer and issuance of the Subscribed Shares. None of the Placement Agents or any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Company, the Subscribed Shares or the completeness, adequacy or accuracy of any information provided to the Subscriber. Subscriber agrees that neither the Placement Agents, nor the Company, nor eFFECTOR, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares. On behalf of itself and its affiliates, the Subscriber (i) releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby and (ii) consents to and agrees to waive any claims it or they may have based on any actual or potential conflicts of interest that may arise or result from (i) Credit Suisse acting as equity capital markets and financial advisor to eFFECTOR or (ii) Locust Walk Partners’ affiliation with certain members of management of the Company, management of the Company’s sponsor and role in assisting the Company source eFFECTOR as a target.

(g)    In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, eFFECTOR, their respective subsidiaries and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the Commission and any disclosure documents provided by or on behalf of the Company in connection with this Subscription. Subscriber acknowledges and agrees that none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates have made or makes any representation as to the Company or the quality or value of the Subscribed Shares. Subscriber further acknowledges that the Placement Agents and their respective affiliates currently may have, and later may come into possession of, information regarding the Company or eFFECTOR that is not known to Subscriber and that may be material to its decision to subscribe to purchase the Subscribed Shares (“Excluded Information”), and (ii) the Subscriber has determined to subscribe to purchase the Subscribed Shares notwithstanding its lack of knowledge of the Excluded Information.

(h)    Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or their respective representatives or affiliates, or by means of contact from one or more of the Placement Agents and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. None of the Company, eFFECTOR or any their respective affiliates have offered the Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(j)    Subscriber has analyzed and considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)    Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.

(m)    Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(n)    If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited Transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, eFFECTOR or any of their respective affiliates (the “Transactions Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

(o)    If Subscriber will purchase 20% or more of the Company’s securities, as of the date hereof and as of the date of Closing, Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company and the Placement Agents promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties at or prior to the Closing, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4(o), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

(p)    Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(q)    No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

Section 5.    Registration of Subscribed Shares.

(a)    The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”) no later than twenty (20) business days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by the Subscriber, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) three (3) years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). If requested by Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Subscribed Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Subscribed Shares and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. From and after such time as the benefits of Rule 144 or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Company to the public without registration are available to holders of the Company’s common stock and until the third (3rd) anniversary of the Closing Date, the Company shall, at its expense, make and keep public information available, as those terms are understood and defined in Rule 144; use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Subscribed Shares under Rule 144 for so long as the Subscriber holds any Subscribed Shares; and furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration. “Subscribed Shares” shall be deemed to include, as of any date of determination, any equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided, however, that the rights under this Section 5 shall terminate with respect to such securities at the earliest of (A) three (3) years from the issuance of the Subscribed Shares, (B) the date all Subscribed Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, or (D) when such securities shall have ceased to be outstanding. “Holder” shall mean Subscriber or any affiliate of Subscriber to which the rights under this Section 5 shall have been assigned. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company, or if the Commission issues any stop order suspending the effectiveness of any Registration Statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(b)    Upon receipt of any written notice from the Company (which notice shall not contain any material nonpublic information regarding the Company) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)    The Company shall advise Subscriber within five (5) business days:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)

subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, without the prior written approval of the Subscriber, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding the Issuer.

Section 6.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto and eFFECTOR to terminate this Subscription Agreement or (c) by written notice from Subscriber given any time on or after the Outside Date (as defined in the Merger Agreement) if the Closing has not occurred by such Outside Date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 6, this Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by the Subscriber to the Company in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Subscriber.

Section 7.    Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and the underwriters of the IPO. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), arising out of this Subscription Agreement regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Subscription Agreement and (c) will not seek recourse against the Trust Account with respect to any Released Claims; provided, however, that nothing in this Section 7 shall (x) serve to limit or prohibit Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company), for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company) and (z) be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of Class A Common Shares of the Company acquired by any means other than pursuant to this Subscription Agreement. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives or affiliates, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives or affiliates, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

Section 8.    Indemnity.

(a)    Subject to Section 7 above, the Company agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein.

(b)    Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(c)    Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(e)    If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, subject to Section 7, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(e) by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 9.    Miscellaneous.

(a)    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    Subscriber acknowledges that the Company, eFFECTOR and the Placement Agents (as third-party beneficiaries with the right to enforce Section 3, Section 4 and Section 9 hereof on their own behalf and not, for the avoidance of doubt, on behalf of the Company) will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c)    Each of the Company, eFFECTOR, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)    Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)    Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)    All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g)    The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that subject to the conditions set forth in Section 9(t), the Company may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.

(h)    This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto and eFFECTOR.

(i)    This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)    Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as otherwise provided herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Notwithstanding the foregoing, the parties hereto agree that eFFECTOR and its affiliates are express third-party beneficiaries (the “Beneficiaries”) of this Subscription Agreement. Each of the parties hereto acknowledge and agree that (i) each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Company to cause, or directly cause, the Subscriber to fund the Purchase Price and cause the Closing to occur substantially concurrently with the transactions contemplated by the Merger Agreement, and (ii) without in any way limiting the foregoing, eFFECTOR is an express third-party beneficiary of Sections 2, 6, 9(b), 9(c), 9(d), 9(e), 9(g), 9(h), 9(k) and 9(t) and shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of its rights referenced therein. Each party hereto further agrees that each of the Beneficiaries is an express third-party beneficiary of this Section 9(j) and that the Beneficiaries shall not be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

(k)    The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Company is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by Subscriber, shall include, without limitation, damages related to the consideration that is or was to be paid to the Company under the Merger Agreement and/or this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Merger Agreement and this Subscription Agreement.

(l)    In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)    No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)    This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p)    This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q)    EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER

PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r)    The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)    This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third-party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third-party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)    Subscriber hereby consents to the publication and disclosure in any press release issued by the Company, eFFECTOR or any of their respective affiliates, any Form 8-K or other filing with a governmental authority filed by the Company, eFFECTOR or any of their respective affiliates with the Commission in connection with the execution and delivery of the Merger Agreement or the transactions contemplated thereby and the Proxy Statement/Prospectus (as defined in the Merger Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company, eFFECTOR or any of their respective affiliates to any governmental entity or to any securityholders of the Company) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company or any of its affiliates, a copy of this Subscription Agreement, all solely to the extent determined by such person or entity to be required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by the Company or any of its affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). Notwithstanding the foregoing, any such person shall provide to Subscriber a copy of any proposed disclosure relating to the Subscriber in accordance with the provisions of this Section 9(t) in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request.

(u)    The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions, and any other material, nonpublic information the Company, eFFECTOR or any of their respective officers, directors, employees or agents, has provided to the Subscriber at any time prior to the issuance or filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company, the Placement Agents, eFFECTOR or any of their respective affiliates in connection with the Transactions; provided, that the foregoing shall not apply to the extent that Subscriber or any of its affiliates are an investor in eFFECTOR as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except as required by the federal securities law, regulatory agency or under the regulations of Nasdaq. Subscriber will promptly provide any information reasonably requested by the Company or any of its affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

(v)    The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the

Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w)    The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Subscribed Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 9(w) shall not apply to any sale (including the exercise of any redemption right) of securities of the Company (i) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Class A Common Shares covered by this Subscription Agreement.

(x)    If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

(y)    On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel, Nicolaus & Company, Incorporated (“Stifel”) by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the SEC in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.5 million. Stifel was also required to pay a civil penalty of $22.0 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter.

Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the Judgment is available on the SEC’s website at: https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

LOCUST WALK ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

ATTN:
EMAIL:

with a copy (not to constitute notice) to:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

☐

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	A broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

☐	An insurance company as defined in section 2(13) of the Exchange Act;

☐	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

An employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a plan fiduciary, as defined in section 3(21) of such act (which is either a bank, savings and loan association, insurance company, or registered investment adviser) makes the investment decisions, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	A trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	An entity in which all of the equity owners are accredited investors meeting one or more of the above tests.